UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 23, 2009

SKYWEST, INC.

(Exact Name of Registrant as Specified in its Charter)

Utah	0-14719	87-0292166
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

444 South River Road
St. George, Utah		84790
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (435) 634-3200

N/A

(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written  communications  pursuant to Rule 425 under the  Securities Act (17 CFR 230.425)

☐    Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement  communications  pursuant to Rule  14d-2(b)  under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement  communications  pursuant to Rule  13e-4(c)  under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2009, SkyWest, Inc. (the “Company”) announced that W. Steve Albrecht tendered to the Company his resignation as a director of the Company, effective June 30, 2009.  Mr. Albrecht has indicated to the Company that he intends to commence service as a Mission President for the Church of Jesus Christ of Latter-day Saints in July 2009.

On June 23, 2009, the Company also announced that Michael K. Young, President of the University of Utah, has been appointed to serve as a director of the Company, effective July 1, 2009.  No committee assignments for President Young had been determined at the time of this filing.

President Young will be eligible to participate as a non-employee director in accordance with the Company’s non-employee director compensation practices; however, no awards to President Young were made in connection with his appointment to serve as a director of the Company.

Item 7.01.  Regulation FD Disclosure.

On June 23, 2009, the Company issued a press release relating to the foregoing matters.  A copy of that press release is attached to this report as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYWEST, INC.

Dated: June 23, 2009	By	/s/ Bradford R. Rich
Bradford R. Rich, Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.1	Press release, dated June 23, 2009, entitled “SkyWest, Inc. Announces Appointment of New Director”